Contact:	Investor Relations:
212-201-0800
ir@Enliven.com

Enliven Marketing Technologies Corporation Announces Second Quarter 2008 Financial Results

New York, NY – August 8, 2008 – Enliven Marketing Technologies (NASDAQ: ENLV), a leading internet marketing technology company, today announced financial results for the second quarter ended June 30, 2008.

Enliven reported total revenue of $5.6 million for the second quarter 2008, a 28 percent increase as compared to $4.4 million in the first quarter 2008 and a 46 percent increase as compared to $3.8 million in the second quarter 2007. Gross profit was $2.9 million for the second quarter of 2008, an increase of 56 percent as compared to the $1.8 million for the first quarter of 2008 and an increase of 21 percent as compared to $2.4 million for the second quarter of 2007.

Patrick Vogt, Chief Executive Officer, commented, “We are continuing to scale our company to support growth in the core business areas of Unicast and Springbox. These businesses drove a significant improvement in EBITDA performance despite a further decline in the search business. Furthermore, we expect improvement in sales and EBITDA performance in the second half, which will truly provide the foundation for future growth. We look forward to our merger with DG FastChannel announced in May. We believe the combined companies will meet a wider set of customer needs and enable us to grow and expand in both the online and traditional advertising market.”

Operating loss for the second quarter of 2008 was $3.2 million, as compared to an operating loss of $3.9 million in the first quarter of 2008 and as compared to an operating loss of $2.6 million for the second quarter of 2007. Operating expenses for the second quarter of 2008 were $6.0 million, a 6 percent increase as compared to $5.7 million in the first quarter of 2008 and a 21 percent increase as compared to $5.0 million in the second quarter of 2007.

Net loss for the second quarter of 2008 was $3.6 million, or $(0.04) per share, compared to a net loss of $7 thousand or $(0.00) per share in the first quarter 2008 and a net loss of $5.2 million or $(0.07) per share, in the second quarter of 2007. Adjusted operating loss as defined below was $0.9 million for the second quarter of 2008, as compared to a loss of $2.3 million in the first quarter of 2008 and a loss of $1.5 million for the second quarter of 2007.

For the six months ended June 30, 2008, the Company reported revenue of $10.0 million, compared with $7.2 million for the same period in 2007. For the six months ended June 30, 2008, gross profit remained flat, at $4.7 million versus the prior year period. Enliven’s operating expenses for the six months ended June 30, 2008 were $11.8 million, which included $0.8 million of merger related costs, compared with $9.3 million for the six months ended June 30, 2007.

The Company’s net loss for the six months ended June 30, 2008 of $3.6 million, or $(0.04) per share, was based on a loss from operations of $7.0 million, which included charges of $0.7 million for stock based compensation and $2.3 million for depreciation and amortization. This compares to a net loss for the six months ended June 30, 2007 of $7.2 million, or $(0.10) per share, based on a loss from operations of $4.6 million, which included charges of $1.0 million for stock based compensation and $0.7 million for depreciation and amortization. Adjusted operating loss for the first six months ended June 30, 2008 was $3.2 million as compared to an adjusted operating loss of $2.9 million for the first six months ended June 30, 2007.

Enliven’s cash, cash equivalents, and marketable securities as of June 30, 2008 were $1.6 million compared to $2.2 million as of March 31, 2008 and compared to $5.7 million as of June 30, 2007.

Due to the pending merger with DG FastChannel, Inc. (NASDAQ:DGIT-News), which was announced on May 8, 2008, Enliven will not hold a conference call to discuss the financial results for the second quarter.

FINANCIAL INFORMATION

Management prepares and is responsible for the Company’s consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

FINANCIAL MEASURES

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

ABOUT ENLIVEN MARKETING TECHNOLOGIES

Enliven Marketing Technologies Corporation (formerly Viewpoint Corporation) is a leading Internet Marketing Technology Company, offering Internet marketing and online advertising solutions through a powerful combination of proprietary visualization technology, and a Premium Rich Media advertising platform for the creation, delivery and reporting of PRM. Enliven’s family of brands include Unicast, the Internet Marketing and Advertising Technology Group, and Springbox, the Creative Digital Marketing Solutions Group. The company’s technology and online advertising solutions are leveraged by some of the world’s most esteemed brands, including AOL, GE, Sony, and Toyota. More information can be found at www.enliven.com. The company has approximately 140 employees with offices in New York, NY, Los Angeles, CA, Austin, TX and London, England.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Press Release may contain certain forward-looking statements relating to Enliven Marketing Technologies and its expectations for the proposed merger with DG

FastChannel. All statements included in this Press Release concerning activities, events or developments that Enliven Marketing Technologies expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the Merger will not close because of a failure to satisfy one or more of the closing conditions; the risk that Enliven Marketing Technologies’ business will have been adversely impacted during the pendency of the Merger; the risk that the operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in Enliven Marketing Technologies’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

ADDITIONAL INFORMATION

In connection with the proposed merger, DG FastChannel and Enliven Marketing Technologies have filed a proxy/registration statement and other related documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY/REGISTRATION STATEMENT, INCLUDING AMENDMENTS THERETO, WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY DG THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY/REGISTRATION STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE FROM DG FASTCHANNEL, INC. BY DIRECTING A REQUEST TO: DG FASTCHANNEL, INC. ATTN: INVESTOR RELATIONS DEPARTMENT, 750 WEST JOHN CARPENTER Freeway, Suite 700, Irving, TX 75039, telephone 972/581-2000.

PARTICIPANTS IN THE SOLICITATION

Enliven Marketing Technologies and its executive officers and directors and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Enliven Marketing Technologies’ stockholders with respect to the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ stockholders in connection with the proposed merger are set forth in the proxy statement/prospectus filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, also set forth in the definitive proxy statement. You can find more information about Enliven Marketing Technologies’ executive officers and directors in Amendment No. 1 to its annual report on Form 10-K filed with the SEC on April 29, 2008.

Copyright © 2008 Enliven Marketing Technologies Corporation. All Rights Reserved. Enliven, Unicast, and Springbox are trademarks or registered trademarks of Enliven Marketing Technologies Corporation.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2008	2007	2008	2008	2007
Revenue:
Advertising systems	$1,628	$1,426	$1,377	$3,005	$2,536
Search	729	1,726	958	1,687	3,211
Services	3,262	680	2,069	5,331	1,399
Licenses	1	5	-	1	11
Total revenue	5,620	3,837	4,404	10,024	7,157

Cost of revenue:
Advertising systems	702	873	717	1,419	1,285
Search	25	28	28	53	71
Services	1,882	481	1,693	3,575	937
Licenses	-	-	-	-	-
Non-cash stock-based compensation charges	30	13	31	61	24
Depreciation	97	27	90	187	53
Amortization of intangible assets	-	28	-	-	56
Total cost of revenue	2,736	1,450	2,559	5,295	2,426
Gross profit	2,884	2,387	1,845	4,729	4,731

Operating expenses:
Sales	546	809	593	1,139	1,531
Marketing	272	422	257	529	809
Research and development	783	778	835	1,618	1,560
General and administrative	3,129	1,994	2,629	5,758	3,859
Non stock-base compensation charges	313	630	341	654	957
Depreciation	117	113	119	236	228
Amortization of intangible assets	881	230	952	1,833	358
Total operating expenses	6,041	4,976	5,726	11,767	9,302

Loss from operations	(3,157)	(2,589)	(3,881)	(7,038)	(4,571)

Other income (expense)
Interest and other income, net	12	61	39	51	112
Interest expense	(208)	(200)	(208)	(416)	(404)
Gain/(Loss) on Disposal of Fixed Assets	-	-	-	-	-
Loss on early extinguishment of debt	-	-	-	-	-
Loss on conversion of debt	-	-	-	-	-
Changes in fair values of warrants to purchase common stock
and conversion feature of convertible notes	(213)	(2,418)	4,055	3,842	(2,261)
Total other income (expense)	(409)	(2,557)	3,886	3,477	(2,553)
Gain/loss before provision for income taxes	(3,566)	(5,146)	5	(3,561)	(7,124)

Provision for income taxes	-	16	12	12	28
Net Loss from continuing operations	(3,566)	(5,162)	(7)	(3,573)	(7,152)

Net Loss	$(3,566)	$(5,162)	$(7)	$(3,573)	$(7,152)

Basic and diluted net loss per common share	$(0.04)	$(0.07)	$(0.00)	$(0.04)	$0.10

Weighted average number of shares outstanding-basic and diluted	99,088	76,577	99,079	99,084	72,148

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$1,351	$6,929
Marketable securities	293	311
Accounts receivable, net of reserve of $225 and $202,
respectively	5,872	7,701
Prepaid expenses and other current assets	431	723
Total current assets	7,947	15,664

Restricted cash	422	417
Property and equipment, net	2,392	1,403
Goodwill	15,103	15,103
Intangible assets, net	7,735	9,553
Other assets	99	61
Total assets	$33,698	$42,201

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,701	$4,712
Accrued expenses	453	345
Deferred revenue	273	234
Current portion of notes payable	389	488
Current portion of warrants	92	469
Accrued incentive compensation	545	545
Current liabilities related to discontinued operations	231	231
Total current liabilities	4,684	7,024

Accrued expenses - Deferred Rent	150	271

Warrants to purchase common stock	4,999	8,464
Subordinate notes	2,801	2,616
Unicast notes	1,307	1,381
Springbox accrual	2,966	2,818

Stockholders’ equity
Preferred stock	-	-
Common stock	99	99
Paid-in capital	320,385	319,644
Treasury stock	(1,015)	(1,015)
Accumulated other comprehensive loss	5	9
Accumulated deficit	(302,683)	(299,110)
Total stockholders’ equity	16,791	19,627
Total liabilities and stockholders’ equity	$33,698	$42,201

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME
(LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2008	2007	2008	2008	2007

Income (Loss) from Operations	($3,157)	($2,589)	($3,881)	($7,038)	($4,571)
Plus:
Stock based Compensation:
COS-Ad Systems	4	4	4	8	8
COS – Services	26	9	27	53	16
Sales and marketing	76	91	88	164	177
Research and development	26	26	33	59	54
General and administrative	211	513	220	431	726
Depreciation	214	140	209	423	281
Amortization	881	258	952	1,833	414
Acquisition Costs	843	0	0	843	0

Adjusted Operating Income (Loss)	($876)	($1,548)	($2,348)	($3,224)	($2,895)